UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

CrowdStreet REIT I, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:
[ ]	Fee paid previously with preliminary proxy materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

CrowdStreet REIT I, Inc.
Proxy Solicitation Script
(CONFIRM RECEIPT OF PROXY MATERIAL)

Good ***(morning, afternoon, evening)***, my name is ***(AGENT'S FULL NAME).***
May I please speak with ***(SHAREHOLDER'S FULL NAME)*?**
(Re-Greet If Necessary)

I am calling [on a recorded line] regarding your current investment in CrowdStreet REIT I, Inc. You were recently sent proxy materials asking for your vote at the virtual Annual Meeting of Shareholders of the Fund scheduled to take place on December 12, 2024.
Have you received and had the opportunity to review the information?
(Pause for response)

If "Yes" or positive response:
We request that you complete and submit the proxy card per the instructions listed on the card prior to the meeting being held on December 12, 2024.

If "No" or negative response:
I would be happy to review the meeting agenda with you and explain how you may cast your vote by completing and submitting the proxy card; we do want to emphasize that the Board of Directors of the Fund has unanimously recommended a vote "For" the proposal. We are also able to re-send the proxy materials for your review.

If you should have any questions, please contact Investor Relations at ir@crowdstreet.com or at the phone number listed in the proxy statement. Mr. /Ms. ___________, your vote is important and your time is greatly appreciated. Thank you and have a good ***(morning, afternoon, evening.)***

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CREIT Proxy Q&A

Q. Why am I receiving this proxy statement?

A. You are being asked to vote on one important matter affecting the Fund:
 (1) the election of five (5) Directors to the Board of the Fund.

Q. Who can vote on these proposals?

A. Shareholders of record at the close of business on October 31, 2024 of the Fund are able to vote.

Q. How many of the proposed individuals will be Independent Directors if re-elected?

A. Kevin K. Albert and Nancy Grady are currently Independent Directors and are expected to remain Independent Directors if re-elected by shareholders.

Q. When will the proposed individuals take office?

A. Kevin K. Albert, Nancy Grady, Sheldon Chang, Thomas McDonald and Kristen Howell are currently Directors and are expected to continue serving on the Fund’s Board following the Annual Meeting, if re-elected by shareholders.

Q. What shareholder vote is required to approve the proposal?

A. A plurality of all the votes cast in person or by proxy at the Annual Meeting is required to elect each of the nominees as a director, provided a quorum is present at the Annual Meeting. A vote by a plurality means the five nominees with the highest number of affirmative votes, regardless of the votes withheld for the nominees, will be elected.

Q. How does the Board recommend that I vote?

A. The Board recommends that you vote FOR the proposal as outlined in the Proxy Statement.

Q. I have only a few shares — does my vote matter?

A. Your vote is important. If many shareholders choose not to vote, the Fund might not receive enough votes to reach a quorum to hold the Meeting. If it appears that there will not be a quorum, the Fund will have to send additional communications or otherwise solicit shareholders to try to obtain more votes.

Q. What is the deadline for submitting my vote?

A. We encourage you to vote as soon as possible to make sure that the Fund receives enough votes to act on the proposals. If you do not expect to attend the Annual

Meeting, your vote (cast by proxy card) must be received by the Fund for the Annual Meeting by December 12, 2024 at 12:00 pm. (Pacific Standard Time).

Q. How can I vote?

A. You may vote in any of the following ways:

 By submitting your completed proxy card electronically (via DocuSign in your CrowdStreet Portal or email).

At the virtual Meeting on December 12, 2024.

Q. Who should I contact if I have questions?

A. If you have any questions regarding the proposals or the voting process, please email Investor Relations at ir@crowdstreet.com or call 888-432-7693, then press “1” for Investor Relations.

Q. How should I sign the proxy card?

A. You should sign your name exactly as it appears on the proxy card. Unless you have instructed us otherwise, either owner of a joint account may sign the card, but again, the owner must sign the name exactly as it appears on the card. The proxy card for accounts of which the signer is not the owner should be signed in a way that indicates the signer’s authority—for example, “Mary Smith, Custodian.”

Q. Will the Fund pay for the proxy solicitation and related legal costs?

A. The expenses incurred in connection with preparing the Proxy Statement and its enclosures, including related legal costs, and the expenses of proxy solicitation will be paid by the Fund.

Q. Why is there not a proposal to ratify the selection of the Fund’s independent registered public accounting firm for the year ending December 31, 2024, as there was last year?

A. The principal difference between this year’s proxy and last year’s proxy is that shareholder approval of the auditor is no longer required under the 1940 Act because the Board has formed an independent audit committee with a charter, such that the Fund can now rely on the exemption from the shareholder ratification requirement contained in Rule 32a-4 under the 1940 Act.